As filed with the Securities and Exchange Commission on April 12, 1999
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DENTSPLY International Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)
                                   39-1434669
                                (I.R.S. Employer
                               Identification No.)

                             570 West College Avenue
                          York, Pennsylvania 17405-0872
                                 (717) 845-7511
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                John C. Miles II
                           DENTSPLY International Inc.
                             570 West College Avenue
                          York, Pennsylvania 17405-0872
                                 (717) 845-7511
                    (Name, address, including zip code, and
                     telephone number, including area code,
                         of agent for service) Copy to:
                                  Brian Addison
                          General Counsel and Secretary
                           DENTSPLY International Inc.
                             570 West College Avenue
                          York, Pennsylvania 17405-0872
                                 (717) 849-4363

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
----------------

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum    Proposed Maximum      Amount of
                                       Amount to be     Offering Price Per  Aggregate Offering   Registration
Title of Securities to be Registered   Registered          Share(1)               Price             Fee(1)
Common Stock, par value $.01 per        145,000             $22.375            $3,244,375          $902.00


(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on April 8, 1999 as reported on The Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                          DENTSPLY INTERNATIONAL INC.

                                145,000 Shares

                                 Common Stock
                          (par value $.01 per share)


                            -----------------------

   This Prospectus relates to the public offering of 145,000 shares of Common Stock which are held by certain of our current stockholders who are named in this Prospectus and by their pledgees, donees, transferees or other successors in interest that receive such shares as a gift or other non-sale related transfer (the "Selling Stockholders"). All of the shares were issued by the Company in connection with the acquisition of certain assets from High Tech Medical Instrumentation, Inc. ("HTMI"). The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Rule 505 under the Securities Act.

   The prices at which the Selling Stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. DENTSPLY will not receive any of the proceeds from the sale of the shares.

   DENTSPLY's Common Stock is quoted on The Nasdaq National Market under the symbol "XRAY." The last reported sale price of the Common Stock on The Nasdaq National Market on April 9, 1999 was $22.625 per share. DENTSPLY's principal executive offices are located at 570 West College Avenue, York, Pennsylvania 17405-0872, and its telephone number is (717) 845-7511.


   See "Risk Factors" beginning on page 3 for certain considerations relevant to an investment in the Common Stock.










     THESE  SECURITIES  HAVE NOT  BEEN  APPROVED  OR  DISAPPROVED BY  THE
         SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR  ANY STATE SECURITIES COMMISSION PASSED  UPON  THE
             ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.    ANY
                  REPRESENTATION    TO    THE    CONTRARY
                         IS   A    CRIMINAL   OFFENSE.
                             --------------------



                 The date of this Prospectus is April   , 1999

              WHERE YOU CAN FIND MORE INFORMATION ABOUT DENTSPLY


   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed.

      - The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      - The description of the Common Stock contained in the Company's Report on Form 10-C filed with the Commission on May 24, 1993 including any amendments or reports filed for the purpose of updating such description.

   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Investor Relations
                  DENTSPLY International Inc.
                  570 West College Avenue
                  York, Pennsylvania  17405-0872
                   (717) 845-7511

                                 RISK FACTORS

   You should carefully consider the following factors, in addition to the other information contained in this Prospectus or in other documents filed by us with the SEC, before making an investment decision. The occurrence of any of these risks could have a material adverse effect on our business or operating results, causing actual results to differ materially from those expressed in forward-looking statements made by us in any written or oral reports or presentations. These factors are intended to serve as meaningful cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. The risks and uncertainties described below are not the only ones facing DENTSPLY. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. In this case, the market price of our common stock could decline, and you may suffer a loss on your investment in our common stock.

Rate of Growth

   DENTSPLY's ability to continue to increase revenues depends on a number of factors, including the rate of growth in the market for dental supplies and equipment, our ability to continue to develop innovative and cost-effective new products, and the acceptance by dental professionals of new products and technologies. The demand for dental services can be adversely affected by economic conditions, healthcare reform or more stringent limits in expenditures by dental insurance providers. There is also a risk that dental professionals may resist new products or technologies or may not be able to obtain reimbursement from dental insurance providers for the use of new procedures or equipment.

Acquisitions

   DENTSPLY's growth in recent years has depended to a significant extent on acquisitions. We completed fourteen acquisitions in 1996, 1997 and 1998, the largest of which were Tulsa Dental Products LLC in 1996 and GAC, Inc. and Vereingte Dentalwerke GmbH in 1998. There can be no assurance that we will be able to continue to identify and complete acquisitions which will add materially to our revenues. Among the risks that could affect our ability to complete such acquisitions are competition for appropriate acquisition candidates and the relatively small size of many such candidates. Moreover, there can be no assurance that we will successfully integrate into our operations the businesses that we acquire or that any such integration will not take longer and cost more than anticipated.

Fluctuating Operating Results

   Our business is subject to quarterly variations in operating results caused by seasonality and by business and industry conditions, making operating results more difficult to predict. The timing of acquisitions, the impact of purchase accounting adjustments and consolidations among distributors of our products may also affect our operating results in any particular period.

Currency Translation and International Business Risks

   Because approximately 40% of our revenues have been generated in currencies other than the U.S. dollar, the value of the U.S. dollar in relation to those currencies affects the Company's operating results. The strength of the U.S. dollar relative to foreign currencies can have a negative effect on our revenues and operating results. In addition, approximately 50% of our revenues result from sales in markets outside of the United States. Europe has been an important market for the Company, and although Asia has not historically been the source of significant revenues, we have made investments in Asian markets because we believe that long-term future growth prospects in Asia are good. Weakness in economic conditions in Europe could have a material adverse effect on our sales and operating results, and continued economic turmoil in Asia could have a material adverse effect on our future rate of growth.

Margin Improvements

   The Company strives to increase its margins by controlling its costs and improving manufacturing efficiencies. However, there can be no assurance that the Company's efforts will continue to be successful. Margins can be adversely affected by many factors, including competition, product mix and the effect of acquisitions.

Ability to Attract and Retain Personnel

   DENTSPLY's success is dependent upon its management and employees. The loss of senior management employees or any failure to recruit and train needed managerial, sales and technical personnel could have a material adverse effect on DENTSPLY

Competition

   The worldwide market for dental supplies and equipment is highly competitive. There can be no assurance that DENTSPLY will successfully identify new product opportunities and develop and market new products successfully, or that new products and technologies introduced by competitors will not render our products obsolete or noncompetitive.

Antitakeover Provisions

   Certain provisions of DENTSPLY's Certificate of Incorporation and Bylaws and of Delaware law could have the effect of making it difficult for a third party to acquire control of DENTSPLY. Such provisions include the division of the Board of Directors of the Company into three classes, with the three-year term of each class expiring each year, a provision allowing the Board of Directors to issue preferred stock having rights senior to those of the Common Stock and certain procedural requirements which make it difficult for stockholders to amend the Company's Bylaws and which preclude stockholders from calling special meetings of stockholders. In addition, members of the Company's management and participants in DENTSPLY's Employee Stock Ownership Plan collectively own approximately 15% of the outstanding Common Stock of DENTSPLY, which may discourage a third party from attempting to acquire control of DENTSPLY in a transaction that is opposed by DENTSPLY's management and employees.

                                USE OF PROCEEDS

   DENTSPLY will not receive any proceeds from the sale of any of the Shares offered pursuant to this Prospectus.


                           THE SELLING STOCKHOLDERS

         The 145,000 Shares offered hereby were acquired by HTMI in connection with the acquisition by the Company of certain assets from HTMI. Because HTMI and the other Selling Stockholders may offer all or some of the Shares pursuant to the offering contemplated by this Prospectus, no estimate can be given as to the amount of Shares that will be held by HTMI or any other Selling Stockholder after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by HTMI and the other Selling Stockholders.

                                    Number of Shares Owned as      Number of Shares
    Name of Selling Stockholder       of April 12, 1999          Registered for Sale
High Tech Medical Instrumentation, Inc.(1)  145,000*                 145,000

-----------------------------------

   *  Less than 1% of the total shares outstanding.

   (1)Following the date of this Prospectus, HTMI may distribute certain of the Shares as follows: 19,463 shares to Miles C. Milbank, 16,871 shares to P. Michael Williams, 15,221 shares to John Crew, MD, 5,647 shares to Howard Asher, 1,002 shares to Robert Glynn, 546 shares to Reinold Jones and 425 shares to John Schmidt (collectively, the "HTMI Shareholders"). HTMI, the HTMI Shareholders and their pledgees, donees, transferees or other successors in interest that receive such shares as a gift or other non-sale related transfer shall be deemed to be Selling Stockholders for all purposes of this Prospectus.

                             PLAN OF DISTRIBUTION

   The Shares covered by this Prospectus may be sold by the Selling Stockholders and by their pledgees, donees, transferees or other successors in interest that receive such shares as a gift or other non-sale related transfer. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   The Shares may be sold by one or more, or a combination, of the following methods:

   (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

   (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

   (d) in privately negotiated transactions.


   The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or the participating brokers or dealers and the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by such broker-dealers may be deemed to be underwriting compensation.

   Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders have advised DENTSPLY that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Stockholders.

   The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

   Each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders. DENTSPLY will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares. DENTSPLY assumes no obligation to so deliver copies of this Prospectus or any related Prospectus Supplement.

   To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

   Upon DENTSPLY being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, purchases by a broker or dealer as principal and resale by such broker or dealer for its account, a Prospectus Supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s); (ii) the number of Shares involved; (iii) the price at which such Shares were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and (vi) other facts material to the transaction.

   DENTSPLY will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.


                                    EXPERTS

   The consolidated financial statements and schedule of DENTSPLY International, Inc. as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and given on the authority of such firm as experts in auditing and accounting.

                           VALIDITY OF COMMON STOCK

   The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania.

     No person  has been  authorized  to
give  any  information  or to  make  any
representations    other    than   those
contained  in this  Prospectus,  and, if
given  or  made,  such   information  or
representations  must not be relied upon
as   having   been   authorized.    This
Prospectus  does not constitute an offer
to sell or the  solicitation of an offer
to buy any  securities  other  than  the
securities  to  which it  relates  or an
offer to sell or the  solicitation of an
offer  to  buy  such  securities  in any
circumstances  in  which  such  offer or
solicitation  is  unlawful.  Neither the
delivery of this Prospectus nor any sale
made   hereunder   shall,    under   any
circumstances,  create  any  implication
that  there  has been no  change  in the
affairs  of the  Company  since the date
hereof or that the information contained
herein  is   correct   as  of  any  time
subsequent to its date.

                                                       145,000 Shares

                                                DENTSPLY INTERNATIONAL Inc.

                                                        Common Stock
                                                 (par value $.01 per share)


          TABLE OF CONTENTS

Where you can find more information
  about DENTSPLY....................2
Risk Factors........................3
Use of Proceeds.....................5
The Selling Stockholders............5
Plan of Distribution................5
Experts.............................6
Validity of Common Stock............6

=====================================       ====================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   Following is an estimate of the expenses to be incurred in connection with the offering and sale of the securities being registered, other than selling commissions:


SEC registration fee................... $   902
Legal fees and expenses................   2,000
Miscellaneous..........................     598
                                        -------
Total.................................. $ 3,500
                                        =======


Item 15.  Indemnification of Directors and Officers

   Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty. Article Nine of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper impersonal benefit.

   Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Company's Bylaws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article V further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

Item 16.  Exhibits.

   The following exhibits are filed as part of this registration statement:


 Exhibit
 Number                          Description
---------  --------------------------------------------------------

   5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered (filed herewith).

  23.1     Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as
           Exhibit 5.1).

  23.2     Consent of KPMG LLP  (filed herewith).

  24.1     Power of Attorney  (included on signature page of this exhibit).


Item 17.  Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on April 12, 1999.

                                    DENTSPLY International Inc.


                                    By: /s/ John C. Miles II
                                           Chairman of the Board and
                                           Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Miles II and William R. Jellison, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                       Capacity                       Date


/s/ John C. Miles II           Chairman of the Board           April 12, 1999
-------------------------------and Chief Executive Officer
John C. Miles II               (Principal Executive Officer)
                               and a Director

/s/ William R. Jellison        Senior Vice President           April 12, 1999
-------------------------------and Chief Financial Officer
William R. Jellison            (Principal Financial and
                               Accounting Officer)

/s/ Burton C. Borgelt          Director                        April 12, 1999
-------------------------------
Burton C. Borgelt


/s/ Douglas K. Chapman         Director                        April 12, 1999
-------------------------------
Douglas K. Chapman


/s/ Michael J. Coleman         Director                        April 12, 1999
-------------------------------
Michael J. Coleman


/s/ Arthur A. Dugoni           Director                        April 12, 1999
-------------------------------
Arthur A. Dugoni, D.D.S


/s/ C. Frederick Fetterolf     Director                        April 12, 1999
-------------------------------
C. Frederick Fetterolf


/s/ Leslie A. Jones            Director                        April 12, 1999
-------------------------------
Leslie A. Jones


/s/ Edgar H. Schollmaier       Director                        April 12, 1999
-------------------------------
Edgar H. Schollmaier

/s/ W. Keith Smith             Director                        April 12, 1999
-------------------------------
W. Keith Smith

                                 EXHIBIT INDEX



Exhibit
 Number                   Description
--------   ------------------------------------------

  5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered
  23.1 Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)
  23.2     Consent of KPMG LLP